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                                                                    Exhibit 23.2
                                                                    ------------





            Consent of Independent Registered Public Accounting Firm




We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763, 33-38145,
33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163, 333-75269 and
333-64822) of Intermagnetics General Corporation of our report dated October 8, 2003 relating to the financial statements of MRI Devices Corporation for the year ended December 31, 2001 included in the Current Report (Form 8-K/A) of Intermagnetics General Corporation.


                                                     /s/ Ernst & Young LLP

Tampa, Florida
September 29, 2004